MONTHLY  STATEMENT
                  _____________________________________________

                          FIRST  DEPOSIT  MASTER  TRUST
                                 SERIES  1994-1
                   _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1994-1 Supplement dated as of May 1, 1994 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1994-1
Certificates with respect to the Distribution Date occurring on November 15, 1996, and with respect to the performance of the Trust during the month of October is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

     A) Information Regarding the Current Monthly Distribution for the Series 1994-1 Certificates (stated on the basis of $1,000 original certificate principal amount)

          (1)          The  total  amount  distributed  to  Series  1994-1
Certificateholders  per  $1,000  original  certificate  principal  amount
$5.750000

          (2) The amount set forth in A (1) above distributed to Series 1994-1 Certificateholders with respect to interest per $1,000 original
certificate  principal  amount          $5.750000

          (3) The amount set forth in A (1) above distributed to Series 1994-1 Certificateholders with respect to principal per $1,000 original
certificate  principal  amount          $0.000000

     B)          Information  Regarding  the  Performance  of  the  Trust

          (1) Allocation of Receivables Collections to the Series 1994-1 Certificates

               (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
Date          $79,712,316.78

               (b) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution Date $274,489,494.59

               (c) The Floating Allocation Percentage with respect to the Series 1994-1 Certificates for the Monthly Period immediately preceding the
Distribution  Date          10.635555%

               (d) The Principal Allocation Percentage with respect to the Series 1994-1 Certificates for the Monthly Period immediately preceding the
Distribution  Date          10.635555%

               (e) The Finance Charge Receivables, plus any Investment Proceeds and Reserve Account withdrawals included as Available Finance Charge Collections, collected and allocated to the Series 1994-1 Certificates for the Monthly Period immediately preceding the Distribution Date $8,477,847.58

               (f) The Principal Receivables collected and allocated to the Series 1994-1 Certificates for the Monthly Period immediately preceding
the  Distribution        Date          $29,193,482.16

     (2) Available Finance Charge Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

          (a)        The Finance Charge Receivables collected and allocated to
the  Series  1994-1  Certificates          $8,477,847.58

          (b)        Collection Account and Special Funding Account investment
earnings  allocated  to  the  Series  1994-1  Certificates          $1,318.44

          (c)        Additional Finance Charges from other Series allocated to
the  Series  1994-1  Certificates          $0.00

          (d)          Principal Funding Account Investment Proceeds     $0.00

          (e)          Reserve  Account  withdrawals          $0.00

          (f)          Available  Finance Charge Collections for Series 1994-1
(total  of  (a),  (b),  (c),  (d)  and  (e)  above)          $8,479,166.02

     (3) Available Principal Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

          (a)         The Principal Receivables collected and allocated to the
Series  1994-1  Certificates          $29,193,482.16

          (b)      Shared Principal Collections from other Series allocated to
the  Series  1994-1  Certificates          $0.00

          (c)          Additional amounts to be treated as Available Principal
Collections  pursuant  to  the  Series  Supplement          $3,087,546.83

          (d)      Available Principal Collections for Series 1994-1 (total of
(a),  (b)  and  (c)  above)          $32,281,028.99

     (4)          Delinquent  Balances  in  the  Trust

          The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)          31-60  days              $84,990,184
          (b)          61-90  days               49,782,338
          (c)          91  or  more  days        80,457,722
          (d)          Total  Delinquencies    $215,230,244

     (5)          Defaulted  Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the Distribution
Date          $32,602,464.54

          (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the Distribution
Date          $3,572,040.42

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus Recoveries] $29,030,424.12

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1994-1 Certificates
(the  "Investor  Default  Amount")          $3,087,546.83

     (6)          Investor  Charge-Offs

          (a)     The amount withdrawn, if any, under the Series Enhancement
  $0.00

          (b)        The excess of the Investor Default Amount over the sum of
(i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default Amount (an "Investor Charge-Off")
    $0.00

          (c) The amount of the Investor Charge-Off set forth in item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Series 1994-1
Certificateholder's  investment)          $0.000000

          (d) The total amount reimbursed to the Trust for such Distribution Date in respect of Investor Charge-Offs for prior Distribution
Dates          $0.00

          (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1994-1 Certificateholder's investment) $0.000000

          (f) The amount, if any, by which the outstanding principal balance of the Series 1994-1 Certificates exceeds the Series 1994-1 Invested Amount as of the Distribution Date, after giving effect to all deposits,
withdrawals  and  distributions  on  such  Distribution         Date     $0.00

     (7)          Investor  Monthly  Servicing  Fee

          The amount of the Series 1994-1 Monthly Servicing Fee payable to the
Servicer  on  the  Distribution  Date          $692,708.33

     (8)          Available  Series  Enhancement  Amount

          (a) The Available Cash Collateral Amount for the Series 1994-1 Certificateholders as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution  Date  and  the  related  Transfer  Date          $95,000,000.00

          (b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1994-1 Certificates as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
Transfer  Date          20.00%

          (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
related  Transfer  Date          $0.00

     (9)          Principal  Funding  Account  Amount

          (a) The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
related  Transfer  Date          $0.00

          (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (10)          Deficit  Controlled  Accumulation  Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
such  Distribution  Date  and  the  related  Transfer  Date          $0.00

     (11)          Reserve  Account

          (a) The amount on deposit in the Reserve Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
Transfer  Date          $0.00

          (b) The Required Reserve Account Amount (which may vary in accordance with the terms of the Series Supplement) is currently calculated to
be          $0.00

          (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in December, 1996. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     C)          Invested  Amount

          (1)     The Invested Amount of the Series 1994-1 Certificates on the
date  of  issuance  (the  "Initial  Invested  Amount")         $475,000,000.00

          (2) The Invested Amount of the Series 1994-1 Certificates on the Distribution Date, after giving effect to all deposits, withdrawals and
distributions  on  such  Distribution Date          $475,000,000.00

          (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1994-1 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1994-1 Certificates on such date, to the Initial Invested Amount of the Series 1994-1 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate by the Pool
Factor                    1.000000

     D)          Receivables  Balances

          (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
Period          $4,417,874,176

          (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding
Monthly  Period          $80,055,030

     E)          Annualized  Percentages

          (1) The Gross Yield (Available Finance Charge Collections for the Series 1994-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the
next  preceding  Monthly  Period,  multiplied  by  12)          21.42%

          (2) The Net Loss Rate (the Investor Default Amount for the 1994-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the next
preceding  Monthly  Period,  multiplied  by  12)          7.80%

          (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1994-1 Certificates for the preceding Monthly Period) 13.62%

          (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the next preceding Monthly Period,
multiplied    by  12)          8.65%

          (5)      The Net Spread (the Portfolio Yield minus the Base Rate for
the  Series  1994-1  Certificates  for the preceding Monthly Period)     4.97%

          (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of
Receivables  in  the  Trust  as  of the last day of the next preceding Monthly
Period)          7.78%

     F)        Series 1994-1 Information for the Last Three Distribution Dates

          1)          Gross  Yield

               a)  11/15/96                    21.42%
               b)  10/15/96                    19.46%
               c)  9/16/96                     19.38%

          2)          Net  Loss  Rate

               a)  11/15/96                     7.80%
               b)  10/15/96                     7.21%
               c)  9/16/96                      6.60%

          3)          Net  Spread  (Portfolio  Yield  Minus  Base  Rate)

               a)  11/15/96                     4.97%
               b)  10/15/96                     3.60%
               c)  9/16/96                      4.13%

          Three  Month  Average                 4.23%

          4)          Monthly  Payment  Rate

               a)  11/15/96                      7.78%
               b)  10/15/96                      7.38%
               c)  9/16/96                       7.82%



                         FIRST  DEPOSIT  NATIONAL  BANK,
                         Servicer


                         By:     /s/ David J. Petrini
                                 ---------------------------------------
                         Name:   David  J.  Petrini
                         Title:  Senior Vice President and
                                 Senior Financial Officer